As filed with the U.S. Securities and Exchange Commission on March 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forty Seven, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-4065674
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

(650) 352-4150

(Address of principal executive offices) (Zip code)

Forty Seven, Inc. 2018 Equity Incentive Plan

Forty Seven, Inc. 2018 Employee Stock Purchase Plan

(Full titles of the plans)

Mark A. McCamish, M.D.

President and Chief Executive Officer

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

(650) 352-4150

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen

John T. McKenna

Ryan M. Spiers

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2018 Equity Incentive Plan	1,553,957(2)	$16.31	$25,345,038.67	$3,071.82
– 2018 Employee Stock Purchase Plan	310,792(2)	$16.31	$5,069,017.52	$614.36
Total			$30,414,056.19	$3,686.18

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.

(2)

Represents additional shares of the Registrant’s common stock reserved for future issuance under the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan by reason of the automatic increase provisions therein.

(3)

Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $16.31, the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 26, 2019.

EXPLANATORY NOTE

Forty Seven, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 1,553,957 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the 2018 Equity Incentive Plan and (b) 310,792 shares of its Common Stock, issuable to eligible persons under the 2018 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s registration statement on Form S-8 filed on June 28, 2018 (File No. 333-225958) (the “Prior Form S-8”).

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Form S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Forty Seven, Inc.	8-K	001-38554	3.1	July 2, 2018

4.2	Amended and Restated Bylaws of Forty Seven, Inc.	S-1	333-225390	3.4	June 18, 2018

4.3	Form of Common Stock Certificate.	S-1	333-225390	4.1	June 1, 2018

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Forty Seven, Inc. 2018 Equity Incentive Plan.	S-1	333-225390	10.4	June 18, 2018

99.2	Forms of Stock Option Grant Notice and Notice of Exercise under the 2018 Equity Incentive Plan.	S-1	333-225390	10.5	June 18, 2018

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2018 Equity Incentive Plan.	S-1	333-225390	10.6	June 18, 2018

99.4	Forty Seven, Inc. 2018 Employee Stock Purchase Plan.	S-1	333-225390	10.7	June 18, 2018

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on March 28, 2019.

FORTY SEVEN, INC.

By:	/s/ Mark. A McCamish
Mark A. McCamish, M.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. McCamish and Ann D. Rhoads, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. McCamish Mark A. McCamish, M.D.	President, Chief Executive Officer (Principal Executive Officer)	March 28, 2019

/s/ Ann D. Rhoads Ann D. Rhoads	Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2019

/s/ Kristine M. Ball Kristine M. Ball	Director	March 28, 2019

/s/ Jeffrey W. Bird Jeffrey W. Bird, M.D.	Director	March 28, 2019

/s/ Ian T. Clark Ian T. Clark	Director	March 28, 2019

/s/ Dennis J. Henner Dennis J. Henner, Ph.D.	Director	March 28, 2019

/s/ Ravindra Majeti Ravindra Majeti, M.D.	Director	March 28, 2019

/s/ Irving L. Weissman Irving L. Weissman, M.D.	Director	March 28, 2019